Exhibit 10.6

AMENDMENT NO. 2

TO

SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 2 TO SUBSCRIPTION AGREEMENT, dated as of     , 2024 (this “Amendment No. 2”), is made by and among Hennessy Capital Investment Corp. VI, a Delaware corporation (the “Company”), Hennessy Capital Partners VI LLC, a Delaware limited liability company, and the undersigned party listed under Purchaser on the signature page hereto (collectively, the “Parties”). Except as otherwise indicated herein, capitalized terms used but not defined herein shall have the meanings given to such terms in the Subscription Agreement (as defined below).

RECITALS

WHEREAS, the Parties hereto previously entered into that certain subscription agreement, dated as of                , 2021 and as amended by Amendment No. 1 (the “Amendment No.1”) to such subscription agreement, dated               , 2021 (as amended, the “Subscription Agreement”).

WHEREAS, to induce the Sponsor to enter into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”) with the Company and the Target (as defined below), which is expected to be executed on or after the date hereof, to induce the Target to enter into the Business Combination Agreement (the “Business Combination Agreement”), which is to be executed on or after the date hereof, by and among the Company, and a business combination target (the “Target”) and certain merger subsidiaries, pursuant to Section 7(l) thereof, the Parties desire to amend the Subscription Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

Section 1.01 Section 1(a)(ii) of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) On the Business Combination Closing (as defined below), the Purchaser shall purchase from the Sponsor, and the Sponsor shall transfer and sell to the Purchaser the number of Founder Shares (the “New Base Shares”) and the number of Sponsor Earnout Shares (such term as defined in the Sponsor Letter Agreement; it being understood that the Sponsor Earnout Shares would be subject to an eight-year earnout, 50% of the Sponsor Earnout Shares would vest upon a $12.50 per share price threshold, the other 50% of the Sponsor Earnout Shares would vest upon a $15.00 per share price threshold, and the Sponsor Earnout Shares would accelerate upon certain change of control events) to be issued pursuant to, and subject to the restrictions, vesting conditions and potential forfeiture under, the Sponsor Letter Agreement (collectively, the “Initial Subscriber Founder Shares”), as set forth adjacent to such Purchaser’s name under Exhibit A hereto. The purchase price for the Initial Subscriber Founder Shares shall be $0.006 per share, and shall be paid by wire transfer of immediately available funds or other means approved by the Sponsor.”

Section 1.02 Section 2 of the Subscription Agreement is hereby deleted in its entirety.

Section 1.03 Section 6(a) of the Subscription Agreement shall be deleted automatically in its entirety upon the Business Combination Closing. In connection with the Business Combination Closing, the Purchaser hereby agrees to enter into the Registration Rights and Lock-Up Agreement, in the form to be included as Exhibit A to the Business Combination Agreement.

Section 1.04 Effect of Amendment. This Amendment No. 2 shall form a part of the Subscription Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment No. 2 by the Parties, each reference in the Subscription Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Subscription Agreement shall mean and be a reference to the Subscription Agreement as amended by Amendment No.1 and as further amended by this Amendment No. 2. Notwithstanding the foregoing, references to the date of the Subscription Agreement, “the date hereof” and “the date of this Agreement” shall in all instances continue to refer to              , 2021.

Section 1.05 Full Force and Effect. Except as expressly amended hereby, the Subscription Agreement shall remain in full force and effect.

Section 1.06 Counterparts. This Amendment No. 2 may be executed and delivered (including by facsimile or electronic transmission, such as email or in .pdf format) in one or more counterparts (including electronically or digitally executed counterparts, such as DocuSign), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

Section 1.07 Governing Law. This Amendment No. 2 shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above by their respective officers thereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

HENNESSY CAPITAL PARTNERS VI LLC

By:
Name:	Daniel J. Hennessy
Title:	Managing Member of Hennessy Capital
Group LLC, as a Manager of Hennessy
Capital Partners VI LLC

Purchaser:

[PURCHASER]

By:
Name:
Title:

Exhibit A

Purchaser	Number of New Base Shares	Number of Sponsor Earnout Shares